Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2015 relating to the financial statements, which appears in Revance Therapeutics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
October 16, 2015